
                COLUMN 1                       COLUMN 2        COLUMN 3    COLUMN 4         COLUMN 5          COLUMN 6

                                                                             VALUE     SHRS OR    SH/  PUT/  INVESTMENT
             NAME OF ISSUER                 TITLE OF CLASS       CUSIP     (x$1000)    PRN AMT    PRN  CALL  DISCRETION

PartnerRe Ltd.                           COM                   G6852T105        7,391    150,000  SH            SOLE
White Mountains Insurance Group Ltd.     COM                   G9618E107        2,957      9,000  SH            SOLE
AT&T Corp.                               COM                   001957109        6,390    300,000  SH            SOLE
AT&T Corp.                               COM LIB GRP A         001957208       14,000  1,000,000  SH            SOLE
Alleghany Corp. DEL                      COM                   017175100        3,040     15,200  SH            SOLE
Allstate Corp.                           COM                   020002101        8,388    200,000  SH            SOLE
Alltrista Corp.                          COM                   020040101        1,095     84,000  SH            SOLE
American Power Conversion Corp.          COM                   029066107        3,513    272,500  SH            SOLE
Autozone Inc.                            COM                   053332102       15,473    552,200  SH            SOLE
Brascan Corp.                            CL A LTD VT SH        10549P606        6,075    375,000  SH            SOLE
Burnham Pacific Properties, Inc.         COM                   12232C108          647    135,000  SH            SOLE
Canadian Pacific Ltd. New                COM                   135923100        2,441     66,500  SH            SOLE
City Investing Co. Liquidating Trust     Unit Ben Int          177900107          431    320,600  SH            SOLE
Commonwealth Telephone Enterprises, Inc. COM                   203349105        7,418    215,000  SH            SOLE
Conoco Inc.                              CL B                  208251405        3,390    120,000  SH            SOLE
Crane Company                            COM                   224399105        7,674    294,600  SH            SOLE
Cypress Communications, Inc.             COM                   232743104          544  1,161,200  SH            SOLE
Deluxe Corp.                             COM                   248019101        1,184     50,000  SH            SOLE
Devon Energy Corp. New                   COM                   25179M103          908     15,600  SH            SOLE
Devx Energy, Inc.                        COM NEW               25189P203        5,044    600,000  SH            SOLE
Divine, Inc.                             CL A                  255402109          316    195,000  SH            SOLE
Fab Industries, Inc.                     COM                   302747100          253     17,000  SH            SOLE
Finova Fin. Tr.                          TOPRS CV 9.16%        31808E207          245     10,000  SH            SOLE
General Motors Corp.                     COM                   370442105        2,744     52,917  SH            SOLE
General Motors Corp.                     CL H NEW              370442832       11,465    587,966  SH            SOLE
Grant Prideco, Inc.                      COM                   38821G101        5,504    320,000  SH            SOLE
Harcourt Gen Inc.                        COM                   41163G101       17,820    320,100  SH            SOLE
Harris Corp. DEL                         COM                   413875105        2,475    100,000  SH            SOLE
Huttig Building Products, Inc.           COM                   448451104        1,593    382,000  SH            SOLE
Key Energy Services Inc.                 COM                   492914106        8,132    760,000  SH            SOLE
Koger Equity Inc.                        COM                   500228101          630     45,000  SH            SOLE
Kroll-O'Gara Company                     COM                   501050108        3,420    636,200  SH            SOLE
LandAmerica Financial Group, Inc.        COM                   514936103       13,876    390,000  SH            SOLE
Liberty Corp. S C                        COM                   530370105        1,360     40,000  SH            SOLE
Lincoln National Corp. IND               COM                   534187109        6,371    150,000  SH            SOLE
Mead Corp.                               COM                   582834107        6,774    270,000  SH            SOLE
Medallion Financial Corp.                COM                   583928106        2,618    258,600  SH            SOLE
Medquist Inc.                            COM                   584949101        1,084     50,000  SH            SOLE
Meredith Corp.                           COM                   589433101        6,109    175,000  SH            SOLE
Montana Power Co.                        COM                   612085100          282     20,000  SH            SOLE
The MONY Group Inc.                      COM                   615337102        4,688    141,200  SH            SOLE
Moody's Corp.                            COM                   615369105        6,964    252,700  SH            SOLE
Nashua Corporation                       COM                   631226107          709    161,200  SH            SOLE
Newhall Land & Farming Co. CAL           Depositary Receipts   651426108        4,080    160,000  SH            SOLE
On Command Corporation                   COM                   682160106          728    116,500  SH            SOLE
Rockwell International Corp. New         COM                   773903109        3,090     85,000  SH            SOLE
Rogers Communications, Inc.              CL B                  775109200        7,420    500,000  SH            SOLE
St. Joe Company                          COM                   790148100          924     40,500  SH            SOLE
Scripps E.W. Co. (Ohio)                  CL A                  811054204        3,206     55,300  SH            SOLE
Southern Union Company New               COM                   844030106        3,491    166,215  SH            SOLE
Southwest Gas Corp.                      COM                   844895102        1,902     91,200  SH            SOLE
Spacelabs Medical, Inc.                  COM                   846247104        1,800    160,000  SH            SOLE
Staff Leasing, Inc.                      COM                   852381102        2,999  1,043,200  SH            SOLE
Suburban Lodges of America Inc.          COM                   864444104        2,006    364,700  SH            SOLE
Talarian Corp.                           COM                   874090103        2,219    710,000  SH            SOLE
Telephone & Data Systems Inc.            COM                   879433100        6,367     68,100  SH            SOLE
USX - Marathon Group                     COM NEW               902905827        1,348     50,000  SH            SOLE
USX - U.S. Steel Group                   COM                   90337T101        1,469    100,000  SH            SOLE
United Industrial Corp.                  COM                   910671106        1,833    145,500  SH            SOLE
Unitrin, Inc.                            COM                   913275103        4,802    132,000  SH            SOLE
Ventas Inc.                              COM                   92276F100        2,338    275,000  SH            SOLE
Vishay Intertechnology, Inc.             COM                   928298108         3980     200000  SH            SOLE
Vornado Operating Co.                    COM                   92904N103           93      31000  SH            SOLE
Washington Post Company                  CL B                  939640108         8231      14240  SH            SOLE
Willamette Industries, Inc.              COM                   969133107         7360     160000  SH            SOLE

                                                                              275,121



                COLUMN 1                 COLUMN 7           COLUMN 8

                                           OTHER        VOTING AUTHORITY
             NAME OF ISSUER              MANAGERS     SOLE    SHARED   NONE


PartnerRe Ltd.                                       150,000
White Mountains Insurance Group Ltd.                   9,000
AT&T Corp.                                           300,000
AT&T Corp.                                         1,000,000
Alleghany Corp. DEL                                   15,200
Allstate Corp.                                       200,000
Alltrista Corp.                                       84,000
American Power Conversion Corp.                      272,500
Autozone Inc.                                        552,200
Brascan Corp.                                        375,000
Burnham Pacific Properties, Inc.                     135,000
Canadian Pacific Ltd. New                             66,500
City Investing Co. Liquidating Trust                 320,600
Commonwealth Telephone Enterprises, Inc.             215,000
Conoco Inc.                                          120,000
Crane Company                                        294,600
Cypress Communications, Inc.                       1,161,200
Deluxe Corp.                                          50,000
Devon Energy Corp. New                                15,600
Devx Energy, Inc.                                    600,000
Divine, Inc.                                         195,000
Fab Industries, Inc.                                  17,000
Finova Fin. Tr.                                       10,000
General Motors Corp.                                  52,917
General Motors Corp.                                 587,966
Grant Prideco, Inc.                                  320,000
Harcourt Gen Inc.                                    320,100
Harris Corp. DEL                                     100,000
Huttig Building Products, Inc.                       382,000
Key Energy Services Inc.                             760,000
Koger Equity Inc.                                     45,000
Kroll-O'Gara Company                                 636,200
LandAmerica Financial Group, Inc.                    390,000
Liberty Corp. S C                                     40,000
Lincoln National Corp. IND                           150,000
Mead Corp.                                           270,000
Medallion Financial Corp.                            258,600
Medquist Inc.                                         50,000
Meredith Corp.                                       175,000
Montana Power Co.                                     20,000
The MONY Group Inc.                                  141,200
Moody's Corp.                                        252,700
Nashua Corporation                                   161,200
Newhall Land & Farming Co. CAL                       160,000
On Command Corporation                               116,500
Rockwell International Corp. New                      85,000
Rogers Communications, Inc.                          500,000
St. Joe Company                                       40,500
Scripps E.W. Co. (Ohio)                               55,300
Southern Union Company New                           166,215
Southwest Gas Corp.                                   91,200
Spacelabs Medical, Inc.                              160,000
Staff Leasing, Inc.                                1,043,200
Suburban Lodges of America Inc.                      364,700
Talarian Corp.                                       710,000
Telephone & Data Systems Inc.                         68,100
USX - Marathon Group                                  50,000
USX - U.S. Steel Group                               100,000
United Industrial Corp.                              145,500
Unitrin, Inc.                                        132,000
Ventas Inc.                                          275,000
Vishay Intertechnology, Inc.                         200,000
Vornado Operating Co.                                 31,000
Washington Post Company                               14,240
Willamette Industries, Inc.                          160,000